UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   June 21, 2011

VOICESERVE, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-51882	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Grosvenor House, 1 High Street
Middlesex HA8 7TA
England
 (Address of Principal Executive Offices)

Tel. No.: +44-208-136-6000
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 21, 2011, Voiceserve, Inc.’s (the “Company”) Board of Directors, based on the recommendations of the Company’s compensation committee on May 16th, 2011, authorized the issuance of 1,200,000 shares of the Company’s common stock (the “Shares”) to Chief Executive Officer Michael Bibelman and the President and Chairman of the Board of Directors Alexander Ellinson.

The Company’s compensation committee recommended the issuance of the Shares in lieu of unpaid cash bonuses that Messrs. Bibelman and Ellinson have foregone over the previous four fiscal years, as afforded to them in their employment agreements with the Company. As such, the consideration for the award of the Shares was in the form of Messrs. Bibelman and Ellinson’s services rendered to the Company.

The shares were issued pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOICESERVE, INC.

Date: June 24, 2011	By:	/s/ Michael Bibelman
Michael Bibelman Chief Executive Officer